UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2005

E-Z-EM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11479	11-1999504

(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York	11042
(Address of Principal Executive Offices)	(Zip Code)

(516) 333-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 23, 2005, E-Z-EM, Inc. (“E-Z-EM”) executed an Agreement for Purchase and Sale (the "Agreement") with Kalaty Rugs, Inc. (“Kalaty”).

Under the Agreement, E-Z-EM agreed to sell, and Kalaty agreed to buy, E-Z-EM’s warehouse facility located at 717 Main Street, Westbury, New York, consisting of the land and all buildings, structures and all other improvements thereon (the “Property”) for a total purchase price of $4,937,500.

The Agreement provided that Kalaty had until no later than June 18, 2005, to complete its environmental review of the Property (the "Diligence Period"). On June 17, 2005, E-Z-EM agreed to extend the Diligence Period until the close of business on July 22, 2005, time being of the essence.

As a result of the extension of the Diligence Period, the closing of the transaction must occur no later than September 20, 2005.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2005	E-Z-EM, INC.

(Registrant)

By:	/s/ Dennis J. Curtin

Dennis J. Curtin

Senior Vice President - Chief Financial Officer